Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259372

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated November 10, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 7, 2021)

Depositary Shares

Brighthouse Financial, Inc.

Each representing a 1/1,000th Interest in a Share of

% Non-Cumulative Preferred Stock, Series D

Each of the                depositary shares offered hereby (the “depositary shares”) represents a 1/1,000th interest in a share of                % Non-Cumulative Preferred Stock, Series D, $25,000 stated amount (as defined herein) per share (equivalent to $25.00 per depositary share) (the “Series D preferred stock”) of Brighthouse Financial, Inc., deposited with Computershare Inc. and Computershare Trust Company, N.A. (collectively as depositary, the “Depositary”). The depositary shares are evidenced by depositary receipts. As a holder of depositary shares, you are entitled to a proportional fractional interest in all rights and preferences of the Series D preferred stock (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.

We will pay dividends on the Series D preferred stock only when, as and if declared by our board of directors (or a duly authorized committee thereof) out of funds legally available for the payment of dividends. Any such dividends will be payable at a rate of                % per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 25th day of March, June, September and December of each year, commencing on March 25, 2022. Payment of dividends on the Series D preferred stock is subject to certain restrictions as described elsewhere in this prospectus supplement, or in the documents incorporated by reference herein. Distributions will be made in respect of the depositary shares if and to the extent dividends are paid on the Series D preferred stock.

Dividends on the Series D preferred stock will not be cumulative and will not be mandatory. Accordingly, if our board of directors (or a duly authorized committee thereof) has not declared a dividend in respect of any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series D preferred stock are declared for any future dividend period.

We may, at our option, redeem the Series D preferred stock, (a) in whole, but not in part, at any time prior to December 25, 2026, within 90 days after the occurrence of a “rating agency event” (as defined in “Description of the Series D Preferred Stock—Optional Redemption”), at a redemption price equal to $25,500 per share of Series D preferred stock (equivalent to $25.50 per depositary share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption and (b)(i) in whole, but not in part, at any time prior to December 25, 2026, within 90 days after the occurrence of a “regulatory capital event” (as defined in “Description of the Series D Preferred Stock—Optional Redemption”), or (ii) on or after December 25, 2026, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series D preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption. See “Description of the Series D Preferred Stock—Optional Redemption.” If we redeem the Series D preferred stock, the Depositary will redeem a proportionate number of depositary shares. Neither you, as a holder of depositary shares, nor the Depositary will have the right to require the redemption or repurchase of the Series D preferred stock or the depositary shares.

The Series D preferred stock will not have voting rights, except as set forth under “Description of the Series D Preferred Stock—Voting Rights.” A holder of depositary shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares—Voting of the Depositary Shares.”

Concurrently with this offering, we commenced a separate public offering of $                 aggregate principal amount of our             % Senior Notes due         . See “Prospectus Supplement Summary—Concurrent Senior Notes Offering.” In addition, on November 9. 2021, we commenced the Tender Offer (as defined herein) for two series of our outstanding senior notes. See “Prospectus Supplement Summary—Concurrent Debt Tender Offer.”

We have applied to list the depositary shares on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BHFAM”. If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued.

Investing in the depositary shares and the underlying Series D preferred stock involves risks. See the section entitled “Risk Factors” beginning on page S-9 and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the depositary shares.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total(3)
Price to public(1)	$	$
Underwriting discount(2)	$	$
Proceeds, before expenses, to Brighthouse Financial, Inc.	$	$

(1)	The price to the public does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be , 2021.
(2)

Reflects                depositary shares sold to retail investors, for which the underwriters will receive an underwriting discount of $                per depositary share, and                 depositary shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $                per depositary share. See “Underwriting” for a description of compensation to the underwriters.

(3)	Assumes no exercise of the underwriters’ option to purchase additional depositary shares.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional                  depositary shares from Brighthouse Financial, Inc. solely to cover over-allotments at the price to public less the applicable underwriting discount.

The underwriters expect to deliver the depositary shares in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, which include Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about                 , 2021.

Joint Book-Running Managers

BofA Securities	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities	J.P. Morgan

The date of this prospectus supplement is                 , 2021

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement we filed with the SEC using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein and the additional information described in this prospectus supplement under the heading “Where You Can Find Additional Information” and “Incorporation by Reference.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus, and we take no responsibility for any other information that others may give you. Neither we nor the underwriters are making an offer or sale of the depositary shares in any state or jurisdiction where offers and sales are not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the depositary shares. Our business, operating results or financial condition may have changed since such date.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. To better understand our business and financial position, you should carefully review this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As used herein, “Brighthouse,” “we,” “our” and “us” refer to Brighthouse Financial, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to Brighthouse Financial, Inc. as a corporate entity (for example, in the “Description of the Series D Preferred Stock” and “Description of the Depositary Shares” in this prospectus supplement and accompanying prospectus, such terms refer to Brighthouse Financial, Inc. and not to any of its subsidiaries).

Our Company

We are one of the largest providers of annuity and life insurance products in the United States through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. Our in-force book of products consists of approximately 2.7 million insurance policies and annuity contracts at September 30, 2021, which are organized into three reporting segments:

(i)	Annuities, which includes variable, fixed, index-linked and income annuities;

(ii)	Life, which includes term, universal, whole and variable life policies; and

(iii)	Run-off, which consists of products that are no longer actively sold and are separately managed.

In addition, we report certain of our results of operations in Corporate & Other.

We transact business through our insurance subsidiaries, Brighthouse Life Insurance Company, Brighthouse Life Insurance Company of NY and New England Life Insurance Company; however, New England Life Insurance Company does not currently write new business. At September 30, 2021, we had $254.7 billion of total assets with total stockholders’ equity of $16.0 billion, including accumulated other comprehensive income; $166.0 billion of annuity assets under management, which we define as our general account investments and our separate account assets; and approximately $522.8 billion of life insurance face amount in-force ($375.9 billion, net of reinsurance). Additionally, our insurance subsidiaries had combined statutory total adjusted capital of $9.7 billion, resulting in an estimated combined company action level risk-based capital ratio between 520% and 540% at September 30, 2021.

We believe we are a financially disciplined company with an emphasis on independent distribution and that our strategy of offering a targeted set of products to serve our customers and distribution partners will enhance our ability to invest in our business and distribute cash to our shareholders over time. We also believe that our product strategy of offering a more tailored set of new products and our decision to leverage third parties to deliver certain services important to our business, including administrative, operational, technology, financial, investment and actuarial services, is consistent with our focus on effectively managing our expenses.

Risk management of both our in-force book and our new business to enhance sustained, long-term shareholder value is fundamental to our strategy. In writing new business we prioritize products that provide a risk offset and diversification to our legacy variable annuity products. We assess the value of new products by taking into account the amount and timing of cash flows, the use and cost of capital required to support our financial strength ratings and the cost of risk mitigation. We remain focused on maintaining our strong capital base and excess liquidity at the holding company, and we have established a risk management approach that seeks to mitigate the effects of severe market disruptions and other economic events on our business.

We believe that general demographic trends in the U.S. population, the increase in under-insured individuals, the potential risk to governmental social safety net programs and the shifting of responsibility for retirement planning and financial security from employers and other institutions to individuals will create opportunities to generate significant demand for our products. We also believe that our independent distribution system enhances our ability to operate most effectively within the emerging requirements of new and proposed regulations establishing standards of conduct for the sale of insurance and annuity products.

Our principal executive office is located at 11225 North Community House Road, Charlotte, North Carolina 28277 and our telephone number is (980) 365-7100.

Concurrent Senior Notes Offering

On November 10, 2021, we commenced a separate public offering of $                aggregate principal amount of our        % Senior Notes due          (the “Senior Notes”) by means of a separate prospectus supplement (the “Senior Notes Offering”). The Senior Notes will bear interest at a rate of        % per year. This prospectus supplement is not an offer to sell, or a solicitation of an offer to buy, the Senior Notes. This offering is not conditioned upon the consummation of the Senior Notes Offering and the Senior Notes Offering is not conditioned upon the consummation of this offering. The Senior Notes Offering is expected to close concurrently with this offering, but we cannot assure you that the Senior Notes Offering will be completed.

Concurrent Debt Tender Offer

On November 9, 2021, we commenced a cash offer to purchase (the “Tender Offer”) up to $500 million aggregate purchase price, as such amount may be increased or decreased in our sole discretion, (the “Maximum Tender Amount”) of our outstanding 3.700% Senior Notes due 2027 (the “3.700% Notes”) and our outstanding 4.700% Senior Notes due 2047 (the “4.700% Notes” and, together with the 3.700% Notes, the “Tender Notes”). The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on December 8, 2021, unless extended or earlier terminated. The early tender deadline for the Tender Offer is 5:00 p.m., New York City time, on November 23, 2021, unless extended. The Tender Offer is subject to a number of conditions that may be waived or changed, including, without limitation, the condition that we receive aggregate gross proceeds of at least $500 million from the offering of depositary shares described herein and the Senior Notes Offering. Tender Notes validly tendered in the Tender Offer at or prior to the early tender deadline, which is 5:00 p.m., New York City time, on November 23, 2021, unless extended, and accepted for purchase, will be purchased promptly following the early tender deadline.

We intend to fund the purchase of any Tender Notes validly tendered and accepted for purchase in the Tender Offer with the net proceeds from this offering and the Senior Notes Offering, together with available cash, as necessary. See “Use of Proceeds.”

The Tender Offer is being made solely on the terms and subject to the conditions described in the offer to purchase, dated November 9, 2021, relating to the Tender Offer (the “Offer to Purchase”), and in the related letter of transmittal. The Tender Offer is being made solely pursuant to, and is governed by, the Offer to Purchase. This prospectus supplement is not an offer to purchase the Tender Notes. We cannot assure you that the Tender Offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the Tender Notes will be validly tendered and accepted for purchase in the Tender Offer.

This offering is not conditioned upon the consummation of the Tender Offer, and we cannot assure you that we will repurchase any Tender Notes pursuant to the Tender Offer on the terms we describe in this prospectus supplement or at all.

The Offering

The following summary contains basic information about the depositary shares and the underlying Series D preferred stock and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the depositary shares and the underlying Series D preferred stock, see “Description of the Depositary Shares” and “Description of the Series D Preferred Stock” in this prospectus supplement.

Issuer	Brighthouse Financial, Inc.

Securities	depositary shares (the “depositary shares”), each representing a 1/1,000th interest in a share of % Non-Cumulative Preferred Stock, Series D, $25,000 stated amount per share (equivalent to $25.00 per depositary share) (the “Series D preferred stock”) of Brighthouse Financial, Inc., deposited with Computershare Inc. and Computershare Trust Company, N.A. (collectively as depositary, the “Depositary”). Each holder of a depositary share is entitled, though the Depositary, in proportion to the applicable fraction of a share of the Series D preferred stock represented by such depositary share, to all the rights and preferences of the Series D preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

Further Issuances	We may from time to time elect to issue additional depositary shares, and all such additional shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement; provided that we will only issue additional depositary shares if they are fungible for tax purposes with the originally issued depositary shares offered by this prospectus supplement.

Dividends	We will pay dividends on the Series D preferred stock only when, as and if declared by our board of directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends will be payable, at a rate of % per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 25th day of March, June, September and December of each year, commencing on March 25, 2022. Dividend payment dates are subject to adjustment for business days. Any such dividends will be distributed to holders of the depositary shares in the manner described under “Description of the Depositary Shares—Dividends and Other Distributions.”

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series D preferred stock and will end on, but exclude, the March 25, 2022 dividend payment date.

Dividends on the Series D preferred stock will not be cumulative and will not be mandatory. Accordingly, if our board of directors (or a duly authorized committee thereof) has not declared a dividend in respect of any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series D preferred stock are declared for any future dividend period.

During any dividend period, so long as any Series D preferred stock remains outstanding, unless the full dividends for the latest completed dividend period (as defined herein) on all outstanding Series D preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:

• no dividend shall be paid or declared on our common stock or other junior stock (as defined in “Description of the Series D Preferred Stock—Dividends”) (other than a dividend payable solely in stock that ranks junior to the Series D preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial, Inc.); and

•   no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any common stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of the reclassification of such junior stock, or the exchange or conversion of one share of such junior stock, in each case, for or into another share of stock that ranks junior to the Series D preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial, Inc.).

For any dividend period in which dividends are not paid in full upon the Series D preferred stock or any parity stock (as defined in “Description of the Series D Preferred Stock—Dividends”), all dividends declared for such dividend period with respect to the Series D preferred stock and such parity stock shall be declared on a pro rata basis. See “Description of the Series D Preferred Stock—Dividends.” Parity stock includes our outstanding 6.600% Non-Cumulative Preferred Stock, Series A (the “Series A preferred stock”), our outstanding 6.750% Non-Cumulative Preferred Stock, Series B (the “Series B preferred stock”), our outstanding 5.375% Non-Cumulative Preferred Stock, Series C (the “Series C preferred stock”) and any other class or series of stock of Brighthouse Financial, Inc. that ranks equally with the Series D preferred stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial, Inc.

Payment of dividends on the Series D preferred stock is subject to certain restrictions described under “Description of the Series D Preferred Stock—Dividends.”

Dividend Payment Dates

The 25th day of March, June, September and December of each year, commencing on March 25, 2022, subject to adjustment for business days as provided below. If any dividend payment date is not a business day (as defined herein), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. For a more detailed discussion, see “Description of the Series D Preferred Stock—Dividends.”

Optional Redemption	We may elect to redeem the Series D preferred stock:

•   on or after December 25, 2026, in whole at any time or in part from time to time at a redemption price equal to $25,000 per share of Series D preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption;

• in whole, but not in part, at any time prior to December 25, 2026, within 90 days of the occurrence of a “regulatory capital event” (as defined in “Description of the Series D Preferred Stock—Optional Redemption”), at a redemption price equal to $25,000 per share of Series D preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption; or

•   in whole, but not in part, at any time prior to December 25, 2026, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of the Series D Preferred Stock—Optional Redemption”), at a redemption price equal to $25,500 per share of Series D preferred stock (equivalent to $25.50 per depositary share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption.

The Series D preferred stock will not be subject to any sinking fund or other obligation of ours to redeem, repurchase or retire the Series D preferred stock. See “Description of the Series D Preferred Stock—Optional Redemption.”

Ranking	The Series D preferred stock:

•   will rank senior to our junior stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Junior stock includes our common stock and any other class of stock that ranks junior to the Series D preferred stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Brighthouse Financial, Inc.; and

•   will rank equally with the Series A preferred stock, the Series B preferred stock, the Series C preferred stock and each other series of parity stock that we may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of Brighthouse Financial, Inc.

Brighthouse Financial, Inc. does not currently have any junior stock other than its common stock, any parity stock other than the Series A preferred stock, the Series B preferred stock and the Series C preferred stock, or any senior preferred stock outstanding.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of Brighthouse Financial, Inc., holders of the Series D preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution or payment is made or set aside to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series D preferred stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Distributions will be made pro rata as to the Series D preferred stock and any parity stock (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock) and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series D Preferred Stock—Liquidation Rights.”

Voting Rights	Holders of the Series D preferred stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series D preferred stock, in the case of certain dividend nonpayments and as otherwise required by applicable law. See “Description of the Series D Preferred Stock—Voting Rights.” Holders of depositary shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares—Voting of the Depositary Shares.”

Maturity	The Series D preferred stock does not have any maturity date, and we are not required to redeem the Series D preferred stock. Accordingly, all shares of the Series D preferred stock and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive rights	Holders of the Series D preferred stock will have no preemptive rights.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ (or $ if the underwriters exercise in full their option to purchase additional depositary shares), and that the net proceeds to us of the Senior Notes Offering will be approximately $ , in each case, after deducting the underwriting discounts and before paying estimated offering expenses payable by us. We intend to use the net proceeds from this offering and the Senior Notes Offering, together with available cash, as necessary, to purchase up to the Maximum Tender Amount of the Tender Notes validly tendered and accepted for purchase in the Tender Offer, and to pay related accrued and unpaid interest, fees and expenses in connection with the Tender Offer. If the Tender Offer is not completed, or, if completed, to the extent that less than the Maximum Tender Amount of the Tender Notes are validly tendered and accepted for purchase in the Tender Offer, we intend to use the remainder of the net proceeds from this offering for general corporate purposes, which may include repurchases of any Tender Notes that are not tendered in the Tender Offer. For further information, see “—Concurrent Senior Notes Offering,” “—Concurrent Debt Tender Offer,” and “Use of Proceeds.”

Risk Factors	For a discussion of risks and uncertainties involved with an investment in the depositary shares and the underlying Series D preferred stock, see “Risk Factors” beginning on page S-9 and the risk factors and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the depositary shares.

Certain U.S. Federal Income Tax Considerations	You should carefully read the section entitled “Certain United States Federal Income Tax Considerations.”

Listing	We have applied to list the depositary shares on Nasdaq under the symbol “BHFAM”. If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued.

Form of the Depositary Shares	The depositary shares will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your depositary shares except under limited circumstances described herein.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Depositary	Computershare Inc. and Computershare Trust Company, N.A., collectively.

Summary Financial Data

The following tables set forth selected historical financial data for Brighthouse and its subsidiaries. The selected financial information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, has been derived from the unaudited Interim Condensed Consolidated Financial Statements of Brighthouse included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 incorporated by reference in this prospectus supplement. The statement of operations data for the years ended December 31, 2020, 2019 and 2018, and the balance sheet data at December 31, 2020 and 2019, have been derived from the audited Consolidated Financial Statements of Brighthouse included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 incorporated by reference in this prospectus supplement.

The selected historical financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial statements and the related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, which are incorporated by reference in this prospectus supplement. The following statement of operations and balance sheet data have been prepared in conformity with accounting principles generally accepted in the United States of America.

	Nine Months Ended September 30,		Years Ended December 31,
	2021	2020	2020	2019	2018
	(In millions, except per share)
Statement of Operations Data
Total revenues	$5,126	$8,372	$8,503	$6,544	$8,965
Premiums	$539	$575	$766	$882	$900
Universal life and investment-type product policy fees	$2,730	$2,595	$3,463	$3,580	$3,835
Net investment income	$3,680	$2,564	$3,601	$3,579	$3,338
Other revenue	$345	$294	$413	$389	$397
Net investment gains (losses)	$(36)	$(48)	$278	$112	$(207)
Net derivative gains (losses)	$(2,132)	$2,392	$(18)	$(1,988)	$702
Total expenses	$5,383	$8,485	$9,922	$7,606	$7,976
Policyholder benefits and claims	$2,620	$5,073	$5,711	$3,670	$3,272
Interest credited to policyholder account balances	$997	$816	$1,092	$1,063	$1,079
Amortization of DAC and VOBA	$17	$922	$766	$382	$1,050
Other expenses	$1,749	$1,674	$2,353	$2,491	$2,575
Income (loss) before provision for income tax	$(257)	$(113)	$(1,419)	$(1,052)	$989
Net income (loss)	$(167)	$(25)	$(1,056)	$(735)	$870
Less: Net income (loss) attributable to noncontrolling interests	$4	$4	$5	$5	$5
Net income (loss) attributable to Brighthouse Financial, Inc.	$(171)	$(29)	$(1,061)	$(740)	$865
Less: Preferred stock dividends	$68	$31	$44	$21	$—
Net income (loss) available to Brighthouse Financial, Inc.’s common shareholders	$(239)	$(60)	$(1,105)	$(761)	$865
Earnings per common share:
Basic	$(2.80)	$(0.61)	$(11.58)	$(6.76)	$7.24
Diluted	$(2.80)	$(0.61)	$(11.58)	$(6.76)	$7.21

	September 30,	December 31,
	2021	2020	2019	2018
	(In millions)
Balance Sheet Data
Total assets	$254,691	$247,869	$227,259	$206,294
Total investments and cash and cash equivalents	$119,428	$113,639	$98,659	$87,326
Separate account assets	$112,361	$111,969	$107,107	$98,256
Long-term financing obligations:
Debt	$3,436	$3,436	$4,365	$3,963
Policyholder liabilities(1)	$110,949	$102,367	$88,568	$79,263
Variable annuities liabilities:
Future policy benefits	$6,217	$6,016	$4,857	$4,640
Policyholder account balances	$32,366	$27,661	$20,950	$15,382
Other policy-related balances	$83	$86	$88	$91
Non-variable annuities liabilities:
Future policy benefits	$37,578	$38,432	$34,829	$31,569
Policyholder account balances	$31,382	$26,847	$24,821	$24,672
Other policy-related balances	$3,323	$3,325	$3,023	$2,909
Total Brighthouse Financial, Inc. stockholders’ equity	$16,031	$18,023	$16,172	$14,418
Noncontrolling interests	$65	$65	$65	$65
Accumulated other comprehensive income (loss)	$4,290	$5,716	$3,240	$716

(1)	Includes future policy benefits, policyholder account balances and other policy-related balances.

RISK FACTORS

An investment in the depositary shares and the underlying Series D preferred stock involves a high degree of risk. You should consider carefully the risks relating to the depositary shares, the Series D preferred stock and this offering described below and the risk factors and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement, before making a decision to invest in the depositary shares and the underlying Series D preferred stock. See “Where You Can Find Additional Information” and “Incorporation by Reference” in this prospectus supplement. The depositary shares will not be an appropriate investment for you if you are not knowledgeable about significant features of the depositary shares or the underlying Series D preferred stock or financial matters in general. You should not purchase the depositary shares unless you understand, and know that you can bear, these investment risks. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect our ability to meet our obligations and pay dividends, including on the Series D preferred stock, as well as the market for or trading price of the depositary shares. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those expressed or implied in these forward-looking statements.

Risks Related to the Depositary Shares and this Offering

General market conditions and factors could adversely affect market value of the depositary shares.

There can be no assurance about the market value of the depositary shares. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:

•	whether dividends have been declared and are likely to be declared on the Series D preferred stock from time to time;

•	our creditworthiness;

•	the market for similar securities;

•	prevailing interest rates;

•	additional issuances by us of other classes of preferred stock;

•	volatility in the financial markets; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, if you purchase depositary shares, whether in this offering or in the secondary market, the depositary shares may trade at a discount to the price that you paid for them.

The depositary shares are fractional interests in the shares of the Series D preferred stock.

We are issuing fractional interests in shares of the Series D preferred stock in the form of depositary shares. Accordingly, the Depositary will rely on the payments it receives on the Series D preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and in the accompanying prospectus regarding both of these securities.

The issuance of additional preferred shares, including additional shares of Series D preferred stock, may dilute the ownership of existing holders of the Series D preferred stock; these issuances and other transactions may adversely affect holders’ interests in the underlying Series D preferred stock and the market price of the depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our board of directors is authorized under our amended and restated certificate of incorporation to cause us to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. This could include issuing additional shares of Series D preferred stock and related depositary shares. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued. If we issue securities in the future that have preference over the Series D preferred stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series D preferred stock and therefore the related depositary shares, the rights of holders of the depositary shares representing interests in the Series D preferred stock or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series D preferred stock or depositary shares are not entitled to preemptive rights or other protections against dilution.

Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares.

In addition, any issuance of preferred shares senior to the Series D preferred stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series D preferred stock in the event of our liquidation, dissolution or winding-up.

Holders may not receive dividends on the Series D preferred stock.

Dividends on the Series D preferred stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee thereof) does not authorize and declare a dividend for any dividend period, holders of the Series D preferred stock and, in turn, the depositary shares would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee thereof) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series D preferred stock or any other preferred stock we may issue.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations, we may not declare, pay or set aside for payment dividends on the Series D preferred stock. As a result, if payment of dividends on the Series D preferred stock for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period.

Investors should not expect us to redeem the Series D preferred stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

The shares of Series D preferred stock are perpetual equity securities. The Series D preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Series D preferred stock may be redeemed by us at our option either in whole or in part on or after December 25, 2026. Any decision we may make at any time to redeem the Series D preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Accordingly, investors should not expect us to redeem the Series D preferred stock on the date it first becomes redeemable or on any particular date thereafter.

We may redeem the Series D preferred stock on or after December 25, 2026 and at any time in the event of a rating agency event or a regulatory capital event.

The Series D preferred stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series D preferred stock may be redeemed by us at our option, (a) in whole, but not in part, at any time prior to December 25, 2026, within 90 days after the occurrence of a “rating agency event” (as defined in “Description of the Series D Preferred Stock—Optional Redemption”), at a redemption price equal to $25,500 per share of Series D preferred stock (equivalent to $25.50 per depositary share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption and (b) (i) in whole, but not in part, at any time prior to December 25, 2026, within 90 days after the occurrence of a “regulatory capital event” (as defined in “Description of the Series D Preferred Stock—Optional Redemption”), or (ii) on or after December 25, 2026, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series D preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption.

Events that would constitute a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the Series D preferred stock being redeemed earlier than would otherwise be permitted. If we choose to redeem the Series D preferred stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series D preferred stock and, in turn, the depositary shares.

If we are not paying full dividends on any outstanding or future parity stock, we will not be able to pay full dividends on the Series D preferred stock, and if we are not paying dividends on any future senior preferred stock, we will not be able to pay any dividends on the Series D preferred stock.

When dividends are not paid in full on the shares of Series D preferred stock or any shares of parity stock (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock) for a dividend period, all dividends declared with respect to shares of Series D preferred stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series D preferred stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock) we will not be able to pay full dividends on the Series D preferred stock and, in turn, the depositary shares. Similarly, if we issue any series of senior preferred stock, we expect that if we do not pay any amount of stated dividends thereon, we will not be able to pay any dividends on the Series D preferred stock.

As a holding company, we depend on the ability of our subsidiaries to pay us dividends and, therefore, may not be able to receive dividends in amounts needed to pay dividends on the Series D preferred stock.

We are a holding company for our insurance subsidiaries, and we have no direct operations of our own. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations and to pay dividends, including on the Series D preferred stock. As a consequence, our ability to pay dividends on the Series D preferred stock depends in large part on our ability to receive distributions from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our indebtedness, to pay any dividends declared on our preferred stock, including the Series D preferred stock, or to provide us with funds for any of our other payment obligations, whether by dividends, distributions, loans or otherwise. If the cash we receive from our subsidiaries is insufficient for us to fund our debt service and other holding company obligations, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets. Our ability to access funds through such methods is subject to prevailing market conditions, and there can be no assurance that we will be able to do so.

In addition, our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. Furthermore, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and New England Life Insurance Company to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively. In addition, any dividends by Brighthouse Reinsurance Company of Delaware are subject to the approval of the Delaware Department of Insurance.

The shares of Series D preferred stock are equity securities and are (i) subordinate to Brighthouse Financial, Inc.’s existing and future indebtedness and (ii) structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries, as well as policyholders and contract holders, will be paid from these subsidiaries’ assets before holders of the Series D preferred stock would have any claims to those assets.

The shares of Series D preferred stock are equity securities in Brighthouse Financial, Inc. and do not constitute indebtedness. As such, the Series D preferred stock will rank junior to all indebtedness and other non-equity claims on Brighthouse Financial, Inc. with respect to assets available to satisfy claims on Brighthouse Financial, Inc., including in a liquidation of Brighthouse Financial, Inc. As of September 30, 2021, Brighthouse Financial, Inc. had approximately $3.4 billion in principal amount of indebtedness outstanding and, concurrent with this offering, we commenced an offering of $                aggregate principal amount of Senior Notes. The existing and future indebtedness of Brighthouse Financial, Inc. may restrict payments of dividends on the Series D preferred stock. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series D preferred stock (1) dividends are payable only if declared by Brighthouse Financial, Inc.’s board of directors (or a duly authorized committee thereof) and (2) dividends and any redemption price, if applicable, may be paid by Brighthouse Financial, Inc. only out of lawfully available funds.

We conduct all of our business operations through our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Series D preferred stock. As a result, the Series D preferred stock will be structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the depositary shares would have any claims to those assets.

As of September 30, 2021, our subsidiaries had combined indebtedness of approximately $31 million and our insurance subsidiaries had approximately $111.3 billion in combined liabilities to policyholders and contract holders, in each case excluding intercompany balances, all of which would have effectively ranked senior to the Series D preferred stock. In addition, the Series D preferred stock is structurally subordinated to $50 million principal amount of the preferred interests of our direct wholly-owned subsidiary Brighthouse Holdings, LLC and $15 million principal amount of the preferred interests of our indirect wholly-owned subsidiary Brighthouse Reinsurance Company of Delaware, which are held by unrelated third parties.

There may not be an active trading market for the depositary shares and the underlying Series D preferred stock.

The depositary shares and the underlying Series D preferred stock are a new issue of securities with no established trading market. Although we have applied to list the depositary shares on Nasdaq under the symbol

“BHFAM”, there is no guarantee that we will be able to list the depositary shares. If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued. The listing of the depositary shares will not necessarily ensure that an active trading market will be available for the depositary shares or that you will be able to sell your depositary shares at the price you originally paid for them or at the time you wish to sell them. The difference between bid and ask prices in any secondary market for the depositary shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the depositary shares, and holders of the depositary shares (which do not have a maturity date) may be required to bear the financial risks of an investment in the depositary shares for an indefinite period of time. We do not expect that there will be any separate public trading market for the shares of Series D preferred stock except as represented by the depositary shares.

The voting rights of holders of the Series D preferred stock and, in turn, the depositary shares, will be limited.

Holders of the Series D preferred stock and, in turn, the depositary shares have no voting rights with respect to matters that generally require the approval of voting stockholders. The limited voting rights of holders of the Series D preferred stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series D preferred stock, as described under “Description of the Series D Preferred Stock—Voting Rights.” In addition, if dividends on the Series D preferred stock or any other series of our preferred stock ranking equal with the Series D preferred stock (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock) have not been declared or paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods, whether or not for consecutive dividend periods, holders of the outstanding Series D preferred stock and, in turn, the depositary shares, together with holders of any other series of our preferred stock ranking equal with the Series D preferred stock with similar voting rights (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock), will be entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under “Description of the Series D Preferred Stock—Voting Rights” and “Description of the Depositary Shares—Voting of the Depositary Shares.” Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series D preferred stock. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series D preferred stock. While the Depositary will vote the maximum number of whole shares of the Series D preferred stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

A downgrade, suspension or withdrawal of, or change in the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Series D preferred stock, could cause the liquidity or trading price of the depositary shares to decline significantly. In addition, we may redeem the depositary shares if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the depositary shares or the Series D preferred stock.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the underlying Series D preferred stock or our credit ratings generally could affect the market price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. Our credit ratings, however, may not reflect the potential impact of risks related to general market conditions or other factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the depositary shares and the Series D preferred stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the depositary shares and the Series D preferred stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the depositary shares or the underlying Series D preferred stock, including Moody’s Investors Service, Inc., S&P Global Ratings, Fitch

Ratings Inc. and A.M. Best Company, Inc., may, from time to time in the future, change the way they analyze securities with features similar to the depositary shares or the underlying Series D preferred stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or the underlying Series D preferred stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the depositary shares or the Series D preferred stock are subsequently lowered, the trading price of the depositary shares may be negatively affected. In addition, we may redeem the depositary shares before December 25, 2026 at our option, in whole, but not in part, within 90 days of a “rating agency event.” See “Description of the Series D Preferred Stock—Optional Redemption.”

If we have insufficient earnings and profits, corporate U.S. Holders (as defined in “Certain United States Federal Income Tax Considerations”) of the Series D preferred stock will be unable to claim a dividends received deduction and will be required to reduce their adjusted tax basis in the Series D preferred stock.

Distributions on the Series D preferred stock generally will be treated as dividends to the extent they are paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions on the Series D preferred stock owned by corporate U.S. Holders that are treated as dividends may be eligible for a dividends received deduction. There can be no assurance, however, that we will have sufficient current or accumulated earnings and profits in all periods in which distributions are made on the Series D preferred stock in order for all of such distributions to be treated as dividends. To the extent distributions on the Series D preferred stock are not treated as dividends, corporate U.S. Holders of the Series D preferred stock would be unable to claim the dividends received deduction and would be required to reduce their adjusted tax basis in such Series D preferred stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others:

•	differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models;

•	higher risk management costs and exposure to increased market risk due to guarantees within certain of our products;

•	the effectiveness of our variable annuity exposure risk management strategy and the impact of such strategy on volatility in our profitability measures and negative effects on our statutory capital;

•

material differences from actual outcomes compared to the sensitivities calculated under certain scenarios and sensitivities that we may utilize in connection with our variable annuity risk management strategies;

•	the impact of interest rates on our future ULSG policyholder obligations and net income volatility;

•	the impact of the COVID-19 pandemic;

•	the potential material adverse effect of changes in accounting standards, practices or policies applicable to us, including changes in the accounting for long-duration contracts;

•	loss of business and other negative impacts resulting from a downgrade or a potential downgrade in our financial strength or credit ratings;

•	the availability of reinsurance and the ability of the counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder;

•

heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition;

•	our ability to market and distribute our products through distribution channels;

•

any failure of third parties to provide services we need, any failure of the practices and procedures of such third parties and any inability to obtain information or assistance we need from third parties;

•	the ability of our subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders and repurchase our common stock;

•	the adverse impact on liabilities for policyholder claims as a result of extreme mortality events;

•	the impact of adverse capital and credit market conditions, including with respect to our ability to meet liquidity needs and access capital;

•

the impact of economic conditions in the capital markets and the U.S. and global economy, as well as geo-political or catastrophic events, on our investment portfolio, including on realized and unrealized losses and impairments, net investment spread and net investment income;

•

the impact of events that adversely affect issuers, guarantors or collateral relating to our investments or our derivatives counterparties, on impairments, valuation allowances, reserves, net investment income and changes in unrealized gain or loss positions;

•	the impact of changes in regulation and in supervisory and enforcement policies on our insurance business or other operations;

•	the potential material negative tax impact of potential future tax legislation that could make some of our products less attractive to consumers;

•	the effectiveness of our policies and procedures in managing risk;

•

the loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively as a result of any failure in cyber- or other information security systems;

•

whether all or any portion of the tax consequences of our separation from MetLife, Inc. (“MetLife”) are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us;

•

the uncertainty of the outcome of any disputes with MetLife or its subsidiaries over tax-related or other matters and agreements or disagreements regarding their or our obligations under our other agreements; and

•	other factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $                (or $             if the underwriters exercise in full their option to purchase additional depositary shares), and the net proceeds to us of the Senior Notes Offering will be approximately $                , in each case, after deducting the underwriting discounts and before paying estimated offering expenses payable by us. We intend to use the net proceeds from this offering and the net proceeds from the Senior Notes Offering, together with available cash, as necessary, to purchase up to the Maximum Tender Amount of the Tender Notes validly tendered and accepted for purchase in the Tender Offer, and to pay related accrued and unpaid interest, fees and expenses in connection with the Tender Offer. We cannot assure you that the Tender Offer will be consummated in accordance with its terms, or at all, or that any Tender Notes will be validly tendered and accepted for purchase in the Tender Offer. If the Tender Offer is not completed, or, if completed, to the extent that less than the Maximum Tender Amount are validly tendered and accepted for purchase in the Tender Offer, we intend to use the remainder of the net proceeds from this offering for general corporate purposes, which may include repurchases of any Tender Notes that are not tendered in the Tender Offer. See “Prospectus Supplement Summary—Concurrent Senior Notes Offering” and “Prospectus Supplement Summary—Concurrent Debt Tender Offer.” We estimate that our total expenses relating to this offering, not including the underwriting discount, will be approximately $                .

As of the date of this prospectus supplement, $1,300,284,000 aggregate principal amount of 3.700% Notes and $1,150,000,000 aggregate principal amount of 4.700% Notes were outstanding. The 3.700% Notes bear interest at the rate of 3.700% per annum and mature on June 22, 2027. The 4.700% Notes bear interest at the rate of 4.700% per annum and mature on June 22, 2047.

Certain of the underwriters or their affiliates may own a portion of the Tender Notes, in which case such underwriters or their affiliates would receive a portion of the net proceeds of this offering. Certain of the underwriters are acting as dealer managers in the Tender Offer and will receive customary fees in connection therewith. In addition, certain of the underwriters are acting as underwriters in the Senior Notes Offering and will receive customary fees in connection therewith. See “Underwriting.”

CAPITALIZATION

The following table shows our capitalization as of September 30, 2021 on an (i) actual basis and (ii) as adjusted basis giving effect to the issuance and sale of the depositary shares offered by this prospectus supplement (assuming no exercise of the underwriters’ option to purchase additional depositary shares) and the issuance and sale of the Senior Notes. The As Adjusted column does not give effect to the application of the net proceeds of this offering or the Senior Notes Offering to fund the Tender Offer because, as of the date of this prospectus supplement, we do not know the amount, if any, of the Tender Notes that will be validly tendered and accepted for purchase in the Tender Offer. See “Use of Proceeds” in this prospectus supplement. You should read this table in conjunction with our historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2021
	Actual	As Adjusted(1)
	(In millions)
Debt
3.700% Senior Notes due 2027	$1,295		$1,295
5.625% Senior Notes due 2030	614		614
4.700% Senior Notes due 2047	1,134		1,134
Junior Subordinated Debentures	363		363
Other long-term debt(2)	30		30
Senior Notes offered concurrently with this offering(3)	—

Total debt	$3,436	$

Equity
Brighthouse Financial, Inc.’s stockholders’ equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized; 17,000 shares of Series A preferred stock; $25,000 stated amount per share, issued; 16,100 shares of Series B preferred stock, $25,000 stated amount per share, issued; 23,000 shares of Series C preferred stock, $25,000 stated amount per share, issued; shares of Series D preferred stock offered hereby, $25,000 stated amount per share, issued (as adjusted)	$—	$
Common stock, par value $0.01 per share; 1,000,000,000 shares authorized; 121,495,849 shares issued; 80,952,682 shares outstanding	1		1
Additional paid-in capital	13,830
Retained deficit	(705)		(705)
Treasury stock, at cost; 40,543,167	(1,385)		(1,385)
Accumulated other comprehensive income (loss)	4,290		4,290

Total Brighthouse Financial, Inc.’s stockholders’ equity	16,031
Noncontrolling interests	65		65

Total equity	$16,096	$

Total capitalization	$19,532	$

(1)

Reflects (a) this offering of depositary shares, reflecting proceeds of $                 (which would increase to $                 if the underwriters exercise in full their option to purchase additional depositary shares) and (b) the concurrent offering of $                aggregate principal amount of our         % Senior Notes due

, in each case, after deducting the underwriting discounts and before paying estimated offering expenses payable by us. Does not give effect to the application of the net proceeds of this offering or the Senior Notes Offering to fund the Tender Offer.
(2)	Represents non-recourse debt for which creditors have no access, subject to customary exceptions, to the general assets of Brighthouse other than recourse to certain investment companies.
(3)

This offering is not conditioned upon the consummation of the Senior Notes Offering and the Senior Notes Offering is not conditioned upon the consummation of this offering. The Senior Notes Offering is expected to close concurrently with this offering, but we cannot assure you that the Senior Notes Offering will be completed.

DESCRIPTION OF THE SERIES D PREFERRED STOCK

We set forth below a summary description of the material terms of the Series D preferred stock. This description supplements, and should be read together with, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Capital Stock.” Any information regarding the Series D preferred stock contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any such inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which we have previously filed with the SEC, the Certificate of Designations creating the Series D preferred stock, which will be included as an exhibit to a current report on Form 8-K filed with the SEC and is available upon request from us, and by the relevant sections of the Delaware General Corporation Law. In this section, references to “Brighthouse,” “we,” “our” and “us” refer to Brighthouse Financial, Inc. and not to any of its subsidiaries.

The Depositary will be the sole holder of the Series D preferred stock, as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series D preferred stock shall mean the Depositary. However, holders of the depositary shares will be entitled through the Depositary to exercise the rights and preferences of the Series D preferred stock, as described under “Description of the Depositary Shares.” Beneficial interests in the depositary shares will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners in DTC. So long as the depositary shares are held in book-entry form through DTC, or its nominee, DTC, or its nominee, will be considered the sole owner of the depositary shares. See “Description of the Depositary Shares—Book-Entry; Delivery and Form.”

General

Our authorized capital stock includes 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of November 2, 2021, 79,818,953 shares of our common stock, 17,000 shares of our Series A preferred stock, 16,100 shares of our Series B preferred stock and 23,000 shares of our Series C preferred stock were outstanding.

Our board of directors is authorized, without the approval of our stockholders, to cause the issuance of the preferred stock in one or more series with the numbers of shares to be included in each series and the designations, powers (including the voting powers, whether full, limited or no voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series to be determined by it. The specific matters that may be determined by our board of directors include, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption and liquidation preferences.

The shares of Series D preferred stock represented by depositary shares offered by this prospectus supplement and the accompanying prospectus are part of a single series of authorized preferred stock consisting of                 shares. The “stated amount” per share of Series D preferred stock is $25,000. Depositary shares representing                 shares of Series D preferred stock (                 shares including the underwriters’ over-allotment option) are being initially offered hereby.

We may from time to time, without notice to or the consent of holders of the depositary shares and the underlying Series D preferred stock, issue additional Series D preferred stock and the related depositary shares; provided that we will only issue additional Series D preferred stock and depositary shares if they are fungible for tax purposes with the originally issued Series D preferred stock and depositary shares offered by this prospectus supplement. The additional shares of Series D preferred stock and the related depositary shares would be deemed to form a single series with the Series D preferred stock and the related depositary shares, respectively, offered by this prospectus supplement. Each share of Series D preferred stock shall be identical in all respects to every other share of Series D, except that shares of Series D issued after                 , 2021 shall accrue dividends from the date determined by our board of directors (or a duly authorized committee thereof).

The Series D preferred stock will rank senior to our junior stock (as defined herein) and equally with each other series of our preferred stock that we have issued (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock) or may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D preferred stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of Brighthouse. The Series D preferred stock will rank junior to all existing and future indebtedness and other non-equity claims on us. The Series D preferred stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series D preferred stock will not have preemptive or subscription rights to acquire more of our stock.

The Series D preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Brighthouse or our subsidiaries. The Series D preferred stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of ours to redeem, repurchase or retire the Series D preferred stock.

The Series D preferred stock will be issued in uncertificated form.

Dividends

Dividends on the Series D preferred stock will not be mandatory. Holders of Series D preferred stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, under Delaware law, non-cumulative cash dividends at an annual rate of     % on the stated amount per share, payable quarterly in arrears on the 25th day of March, June, September and December of each year, commencing on March 25, 2022.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series D preferred stock and will end on, but exclude, the March 25, 2022 dividend payment date.

Dividends will be payable to holders of record of the Series D preferred stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day.

Dividends payable on the Series D preferred stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day (as defined herein), then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.

Dividends on the Series D preferred stock will not be cumulative. Accordingly, if our board of directors (or a duly authorized committee thereof), does not declare a dividend on the Series D preferred stock payable in respect of any dividend period, then we will have no obligation to pay a dividend for that dividend period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared, whether or not our board of directors (or a duly authorized committee thereof) declares a dividend on the Series D preferred stock or any other series of our preferred stock or on our common stock for any future dividend period.

So long as any Series D preferred stock remains outstanding, unless the full dividends for the latest completed dividend period on all outstanding Series D preferred stock and parity stock (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•

no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined herein) (other than a dividend payable solely in stock that ranks junior to the Series D preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse); and

•

no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any shares of common stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i)(x) as a result of a reclassification or combination of junior stock, or (y) the exchange or conversion of one share of junior stock, in each case, for or into another share of stock that ranks junior to the Series D preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse or (ii) through the use of the proceeds of a substantially contemporaneous sale of stock that ranks junior to the Series D preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse).

As used in this prospectus supplement, “junior stock” means our common stock, and any other class or series of our capital stock that ranks junior to the Series D preferred stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of Brighthouse.

As used in this prospectus supplement, “parity stock” means the Series A preferred stock, the Series B preferred stock, the Series C preferred stock and any other class or series of our stock that ranks equally with the Series D preferred stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse.

We do not currently have any junior stock other than the common stock, any parity stock other than the Series A preferred stock, the Series B preferred stock and the Series C preferred stock, or any senior preferred stock outstanding.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D preferred stock, on a dividend payment date falling within the related dividend period for the Series D preferred stock) on the Series D preferred stock or any shares of parity stock, if any dividends are declared on the Series D preferred stock and any parity stock, all dividends so declared on the Series D preferred stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D preferred stock, on a dividend payment date falling within the related dividend period for the Series D preferred stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per Series D preferred stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D preferred stock, on a dividend payment date falling within the related dividend period for the Series D preferred stock) bear to each other.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee thereof) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series D preferred stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Brighthouse, holders of the Series D preferred stock and any parity stock (including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock) are entitled to receive, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to stockholders, after satisfaction of liabilities and obligations to our creditors, if any, before any distribution of such assets or payment out of our assets may be made or set aside for holders of common stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series D preferred stock (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series D preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined herein).

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series D preferred stock and all holders of any parity stock, the amounts paid to the holders of Series D preferred stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series D preferred stock) on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series D preferred stock and all holders of parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Brighthouse (or proceeds thereof) according to their respective rights and preferences.

For purposes of this section, our merger or consolidation with any other entity, including a merger or consolidation in which the holders of the Series D preferred stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of Brighthouse.

Optional Redemption

The Series D preferred stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the shares of Series D preferred stock at our option:

•

in whole, but not in part, at any time prior to December 25, 2026, within 90 days after the occurrence of a “rating agency event” (as defined herein), at a redemption price equal to $25,500 per share of Series D preferred stock (equivalent to $25.50 per depositary share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, the date of redemption; or

•

(i) in whole, but not in part, at any time prior to December 25, 2026, within 90 days after the occurrence of a “regulatory capital event” (as defined herein), or (ii) on or after December 25, 2026, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series D preferred stock (equivalent to $25.00 per depositary share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, the date of redemption.

Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the dividend record date for a dividend period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the date of redemption, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to such dividend payment date.

Holders of the shares of Series D preferred stock will not have the right to require the redemption or repurchase of the Series D preferred stock.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series D preferred stock, which amendment, clarification or change results in:

•

the shortening of the length of time the Series D preferred stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series D preferred stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series D preferred stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series D preferred stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the Series D preferred stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

If the Series D preferred stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series D preferred stock to be redeemed, mailed not less than 30 days, nor more than 90 days, prior to the date fixed for redemption thereof (provided that, if the Series D preferred stock is held in book-entry form through DTC we may give such notice at such time in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the date of redemption;

•

the number of shares of Series D preferred stock to be redeemed and, if fewer than all the shares of Series D preferred stock held by such holder are to be redeemed, the number of such shares of Series D preferred stock to be redeemed from such holder;

•	the redemption price; and

•	the place or places where holders may surrender certificates evidencing the Series D preferred stock for payment of the redemption price.

If notice of redemption of any Series D preferred stock has been duly given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series D preferred stock so called for redemption, then, from and after the date of redemption, dividends will cease to accrue on such Series D preferred stock, and such Series D preferred stock shall no longer be outstanding and all rights of the holders of such Series D preferred stock will cease and terminate, except the right to receive the amount payable on such redemption, without interest.

In case of any redemption of only part of the Series D preferred stock at the time outstanding, the Series D preferred stock to be redeemed shall be selected either pro rata or by lot (or, if the Series D preferred stock is in the form of global securities, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq).

Voting Rights

Except as provided below or as otherwise required by applicable law, the holders of the Series D preferred stock will have no voting rights.

Whenever dividends on any Series D preferred stock or any other series of voting preferred stock (as defined herein), including the Series A preferred stock, the Series B preferred stock and the Series C preferred stock, shall have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such Series D preferred stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote (in proportion to their respective stated amounts) for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series D preferred stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series D preferred stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment shall have been fully paid.

As used in this prospectus supplement, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series D preferred stock either as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, which includes the Series A preferred stock, the Series B preferred stock and the Series C preferred stock.

If and when dividends for at least four consecutive quarterly dividend periods following a Nonpayment have been paid in full, the holders of the Series D preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding Series D preferred stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts, when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) shall be filled by the written consent of the Preferred Stock Director remaining in office, or, solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series D preferred stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series D preferred stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series D preferred stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class in proportion to their respective stated amounts), given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of our amended and restated certificate of incorporation or the Certificate of Designations for the Series D preferred stock so as to authorize or create, or increase the authorized amount of, any class or series or any securities convertible into shares of any class or series of stock ranking senior to the Series D preferred stock with respect to payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up;

•

amend, alter or repeal the provisions of our amended and restated certificate of incorporation, the Certificate of Designations for the Series D preferred stock or our amended and restated bylaws so as to materially and adversely affect the special rights, preferences, and voting powers of the Series D preferred stock, taken as a whole; or

•

consummate (i) a binding share exchange or reclassification involving the Series D preferred stock, (ii) our merger or consolidation with another entity or (iii) a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (x) the shares of Series D preferred stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (y) such shares of Series D preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, and voting powers of the Series D preferred stock immediately prior to such consummation, taken as a whole;

provided, however, that any increase in the number of the authorized or issued shares of Series D preferred stock or the authorized number of shares of preferred stock or the creation and issuance, or an increase in the authorized or issued number of shares of, other series of preferred stock that does not rank senior to the Series D preferred stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to materially and adversely affect the special rights, preferences, or voting powers of the Series D preferred stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance described above would materially and adversely affect the rights, preferences or voting powers of one or more, but not all, series of voting preferred stock (including the Series D preferred stock for this purpose), then only the series the rights, preferences or voting powers of which are materially and adversely affected by such event and entitled to vote shall vote as a class in lieu of all series of voting preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D preferred stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series D preferred stock to effect such redemption.

Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the transfer agent, registrar and dividend disbursing agent for the Series D preferred stock. See “Description of the Depositary Shares—Depositary.”

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the depositary shares mean those who own the depositary shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the depositary shares registered in street name or issued in book-entry form through DTC. In this section, references to “Brighthouse,” “we,” “our” and “us” refer to Brighthouse Financial, Inc. and not to any of its subsidiaries.

We set forth below a summary description of the material terms of the depositary shares relating to our Series D preferred stock. This description supplements, and should be read together with, the description of the general terms and provisions of our depositary shares which are set forth in the accompanying prospectus under “Description of Depositary Shares.” Any information regarding the depositary shares contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any such inconsistent information in the accompanying prospectus.

As described above under “Description of the Series D Preferred Stock,” we are issuing fractional interests in shares of the Series D preferred stock in the form of the depositary shares. Each depositary share will represent a 1/1,000th interest in a share of the Series D preferred stock, and will be evidenced by a depositary receipt. We will deposit the shares of the Series D preferred stock represented by the depositary shares pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A. (collectively as the “Depositary”), and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of depositary shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series D preferred stock represented by such depositary shares, to all the rights and preferences of the Series D preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series D preferred stock, we will deposit the Series D preferred stock with the Depositary, which will then issue the depositary shares to the underwriters. The deposit agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K filed with the SEC and is available upon request from us.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared on each share of the Series D preferred stock.

The Depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Series D preferred stock to the record holders of the depositary shares in proportion to the number of the depositary shares held by each holder on the relevant record date. The Depositary will distribute any property received by it other than cash to the record holders of the depositary shares entitled to those distributions in proportion to the number of depositary shares held by each such holder, unless it determines that a distribution cannot be made proportionally among those holders or that it is not feasible to make such distribution. In that event, the Depositary may, with our approval, sell such property received by it and distribute the net proceeds from the sale to the holders of the depositary shares entitled to such distribution in proportion to the number of the depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series D preferred stock. The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series D preferred stock represented by the depositary shares, in whole or in part, a corresponding number of depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series D preferred stock held by the Depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series D preferred stock, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series D preferred stock held by the Depositary, the Depositary will redeem, as of the same date of redemption, the number of the depositary shares representing shares of the Series D preferred stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the Depositary either pro rata or by lot (or, if the depositary shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq). In any such case, the Depositary will redeem the depositary shares only in increments of 1,000 depositary shares and any integral multiple thereof.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary shares not less than 30, nor more than 90 days, prior to the date fixed for redemption of the Series D preferred stock and the depositary shares.

Voting of the Depositary Shares

When the Depositary receives notice of any meeting at which the holders of the Series D preferred stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the Series D preferred stock, may instruct the Depositary to vote the amount of the Series D preferred stock represented by the holder’s depositary shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series D preferred stock. To the extent possible, the Depositary will vote the amount of the Series D preferred stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any depositary shares, it will not vote the amount of the Series D preferred stock represented by such depositary shares.

Listing

We have applied to list the depositary shares on Nasdaq under the symbol “BHFAM”. If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued. Listing of the depositary shares on Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily.

Form of the Depositary Shares

The depositary shares will be issued in book-entry form through DTC. The Series D preferred stock will be issued in uncertificated form to the Depositary.

Depositary

Computershare Inc. and Computershare Trust Company, N.A., collectively, will be the Depositary for the depositary shares as of the original issue date. We may terminate this appointment and may appoint a successor Depositary at any time and from time to time; provided that we will use our best efforts to ensure that there is, at all relevant times when the Series D preferred stock is outstanding, a person or entity appointed and serving as the Depositary. See “Description of the Series D Preferred Stock—Transfer Agent and Registrar.”

Book-Entry; Delivery and Form

The depositary shares will be represented by one or more fully registered global depositary receipts, each of which is referred to in this prospectus supplement as a “Global Registered Receipt.” Each such Global Registered Receipt will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for depositary shares in definitive form, no Global Registered Receipt may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, depositary shares represented by a Global Registered Receipt will not be exchangeable for, and will not otherwise be issuable as, certificated depositary receipts. Investors may elect to hold interests in the Global Registered Receipt through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the depositary shares will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Registered Receipt, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the depositary shares represented by such Global Registered Receipt for all purposes under the instruments governing the rights and obligations of holders of the depositary shares. Except as provided below, the actual owners of the depositary shares represented by a Global Registered Receipt (the “Beneficial Owners”) will not be entitled to have the depositary shares represented by such Global Registered Receipt registered in their names, will not receive or be entitled to receive physical delivery of the depositary shares in definitive form and will not be considered the owners or holders thereof under the instruments governing the rights and obligations of holders of the depositary shares.

Accordingly, each person owning a beneficial interest in a Global Registered Receipt must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the depositary shares. Under existing industry practices, if any action is requested of, or entitled to be given or taken under the instruments governing the rights and obligations of holders of the depositary shares by, holders of the depositary shares, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the depositary shares. The depositary shares will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the depositary shares and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the depositary shares under DTC’s system must be made by or through Direct Participants, which will receive a credit for the depositary shares on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series D preferred stock are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificated depositary receipts representing their ownership interests in the depositary shares, except in the limited circumstances that may be provided in the instruments governing the rights and obligations of holders of the depositary shares.

To facilitate subsequent transfers, all depositary shares deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the depositary shares with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the depositary shares. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the depositary shares. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the depositary shares will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date.

Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Transfer Agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is our responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If (i) DTC notifies us that it is unwilling or unable to continue to act as securities depositary for the depositary shares and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the depositary shares within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies us, and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the depositary shares within 90 days after such notice; or (iii) Brighthouse in its sole discretion and subject to DTC’s procedures determines that the depositary shares shall be exchangeable for depositary shares represented by certificated depositary receipts; then (x) certificated depositary receipts may be prepared by us and delivered to the Transfer Agent and (y) upon surrender of the Global Securities representing the depositary shares by DTC (or any successor securities depositary), accompanied by registration instructions, we will cause certificated depositary receipts representing the depositary shares to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers, dealers and banks, and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the depositary shares to or receiving interests in the depositary shares from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such depositary shares settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the depositary shares by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations to Holders (as defined below) relating to the purchase, ownership and disposition of the depositary shares representing interests in the Series D preferred stock. This discussion only applies to Holders that purchase depositary shares (and the underlying Series D preferred stock) pursuant to this offering and hold such depositary shares (and the underlying Series D preferred stock) as capital assets. For U.S. federal income tax purposes, a holder of depositary shares generally will be treated as the beneficial owner of the underlying Series D preferred stock represented by the depositary shares. The remainder of this discussion assumes that a holder of depositary shares will be so treated.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, foreign governments, international organizations, Holders that hold Series D preferred stock as part of a straddle, hedge, conversion or other integrated transaction, Holders that purchase or sell Series D preferred stock as part of a wash sale for tax purposes, or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Series D preferred stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of Series D preferred stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in Series D preferred stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of Series D preferred stock.

No ruling has been or will be sought from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below.

EACH PERSON CONSIDERING AN INVESTMENT IN THE SERIES D PREFERRED STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES D PREFERRED STOCK IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

U.S. Holders

Distributions on Series D Preferred Stock

A distribution of cash or other property with respect to Series D preferred stock owned by a U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such U.S. Holder’s adjusted tax basis in such Series D preferred stock (which will reduce such adjusted tax basis), and then as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Disposition of Series D Preferred Stock”). In the case of a non-corporate U.S. Holder, a distribution with respect to Series D preferred stock treated as a dividend generally will be eligible for a preferential tax rate so long as such Series D preferred stock is treated as held (taking into account certain tolling rules) by such non-corporate U.S. Holder for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which such Series D preferred stock becomes ex-dividend with respect to such distribution and certain other requirements are met. A corporate U.S. Holder generally will be eligible for a dividends received deduction for a portion (generally 50%, subject to reduction in the case of certain “debt-financed portfolio stock”) of a distribution with respect Series D preferred stock treated as a dividend so long as such Series D preferred stock is treated as held (taking into account certain tolling rules) by such corporate U.S. Holder for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such Series D preferred stock becomes ex-dividend with respect to such distribution and certain other requirements are met.

Sale, Exchange or Other Disposition of Series D Preferred Stock

Upon a sale, exchange or other disposition (other than a redemption) of Series D preferred stock, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Series D preferred stock, which will generally equal the U.S. Holder’s purchase price for the Series D preferred stock, subject to reduction (if applicable) as described under the caption “—Distributions on Series D Preferred Stock” above. Any gain or loss so recognized on such Series D preferred stock generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Series D preferred stock for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

If we redeem the Series D preferred stock, the redemption (other than any redemption proceeds attributable to any declared but unpaid dividend, which will be treated in the manner described above under “—Distributions on Series D Preferred Stock”) generally will be treated as a sale or exchange of the Series D preferred stock by a U.S. Holder, with the consequences described in the immediately preceding paragraph, if the redemption:

(i)	is “not essentially equivalent to a dividend” with respect to such U.S. Holder under Section 302(b)(1) of the Code;

(ii)	is a “substantially disproportionate” redemption with respect to such U.S. Holder under Section 302(b)(2) of the Code;

(iii)	results in a “complete redemption” of such U.S. Holder’s interest in our stock under Section 302(b)(3) of the Code; or

(iv)	is a redemption of stock held by a non-corporate U.S. Holder that results in our partial liquidation under Section 302(b)(4) of the Code.

In determining whether these tests have been met, a U.S. Holder must take into account shares of any class of our stock directly owned by such U.S. Holder as well as shares of any class of our stock constructively owned by such U.S. Holder by operation of certain attribution rules. If the redemption does not meet any of these tests with respect to a U.S. Holder, then the entire amount of the redemption proceeds received by such U.S. Holder generally will be treated as a distribution on the Series D preferred stock to such U.S. Holder, with the consequences described above under “—Distributions on Series D Preferred Stock.” In such a case, any tax basis in the redeemed Series D preferred stock should be transferred to such U.S. Holder’s remaining equity interests in the Company. If such U.S. Holder has no remaining equity interests in the Company, such U.S. Holder’s basis could, under certain circumstances, be transferred to any remaining equity interests in the Company that are held by a person related to such U.S. Holder, or the basis could be lost entirely.

Each U.S. Holder should consult its own tax advisor regarding the tax treatment of a redemption of the Series D preferred stock, including the treatment of adjusted tax basis if the redemption is treated as a distribution rather than a sale or exchange. In addition, such a distribution could be treated as an “extraordinary dividend” that is subject to the special rules under Section 1059 of the Code.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income from the Series D preferred stock and net gain from the sale, exchange or other disposition of the Series D preferred stock.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. Holder of dividends with respect to the Series D preferred stock and proceeds from the sale, exchange or other disposition of the Series D preferred stock, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders

Distributions on Series D Preferred Stock

A distribution of cash or other property with respect to Series D preferred stock owned by a Non-U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such Non-U.S. Holder’s adjusted tax basis in such Series D preferred stock (which will reduce such adjusted tax basis), and then as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Disposition of Series D Preferred Stock”). A distribution with respect to Series D preferred stock treated as a dividend that is paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including its eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, and, if required by an applicable tax treaty, the dividends are attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such dividend in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA Withholding.”

Sale, Exchange or Other Disposition of Series D Preferred Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition (other than a redemption, which is discussed below) of Series D preferred stock unless:

(i)

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty);

(ii)

such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, and if required by an applicable tax treaty, the gain is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty); or

(iii)

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such Series D preferred stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.

If we redeem the Series D preferred stock, the redemption (other than any redemption proceeds attributable to any declared but unpaid dividend, which will be treated in the manner described above under “—Distributions on Series D Preferred Stock”) generally will be treated as a sale or exchange of the Series D preferred stock by a Non-U.S. Holder, with the consequences described in the immediately preceding two paragraphs, if the redemption meets one of the four tests described above under “U.S. Holders—Sale, Exchange or Other Disposition of Series D Preferred Stock.” If the redemption does not meet any of those four tests, then the entire amount of the redemption proceeds received by a Non-U.S. Holder generally will be treated as a distribution on the Series D preferred stock to such Non-U.S. Holder, with the consequences described above under “—Distributions on Series D Preferred

Stock.” Moreover, regardless of whether the redemption meets any of those four tests, the applicable withholding agent may nevertheless elect to treat the redemption proceeds as a distribution on the Series D preferred stock to such Non-U.S. Holder, with the consequences described above under “—Distributions on Series D Preferred Stock.” Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on redemption proceeds, including the availability of a refund of any excess U.S. federal tax withheld.

The foregoing discussion is subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA Withholding.”

Information Reporting and Backup Withholding

Amounts treated as payments of dividends on the Series D preferred stock to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld from such payments, generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of dividends on the Series D preferred stock to certain U.S. Holders generally will not apply to amounts treated as payments of dividends on the Series D preferred stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of the Series D preferred stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of the Series D preferred stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of the Series D preferred stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

Series D preferred stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of amounts treated as dividends on the Series D preferred stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If the Series D preferred stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Holder should consult its own tax advisor regarding the application of FATCA to the Series D preferred stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and disposition of the depositary shares (and the underlying Series D preferred stock) by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the depositary shares (and the underlying Series D preferred stock) by a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or disposition of depositary shares (and underlying Series D preferred stock) by an ERISA Plan with respect to which the issuer, the underwriters or any of our or their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition of the depositary shares (and underlying Series D preferred stock). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers, all as amended. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Certain employee benefit plans and arrangements, including those that are governmental plans, non-U.S. plans and certain church plans (“Non-ERISA Arrangements”), while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the depositary shares (and underlying Series D preferred stock). Any fiduciary of such a Non-ERISA Arrangement considering an investment in the depositary shares (and underlying Series D preferred stock) should consult with its counsel before purchasing the depositary shares (and underlying Series D preferred stock) regarding the applicability of fiduciary standards and the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the depositary shares (and underlying Series D preferred stock) should not be purchased or held by any person investing “plan assets” of any Plan if such purchase or holding will constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representations

Accordingly, by acceptance of depositary shares (and underlying Series D preferred stock) each purchaser and subsequent transferee of depositary shares (and underlying Series D preferred stock) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire the depositary shares (and underlying Series D preferred stock) constitutes assets of any Plan or (ii) the acquisition, holding and disposition of the depositary shares (and underlying Series D preferred stock) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, each purchaser of depositary shares (and underlying Series D preferred stock) that is using assets of any ERISA Plan to acquire or hold depositary shares (and underlying Series D preferred stock) will be deemed to represent that none of us, the underwriters or any of our or their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the depositary shares (and underlying Series D preferred stock) and none of us, the underwriters, and any of our or their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the depositary shares (and underlying Series D preferred stock).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the depositary shares (and underlying Series D preferred stock) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and disposition of the depositary shares (and underlying Series D preferred stock). Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser or holder that is a Plan or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the depositary shares (and underlying Series D preferred stock) is consistent with ERISA, the Code and any Similar Laws, as applicable. Purchasers of the depositary shares (and underlying Series D preferred stock) have the exclusive responsibility for ensuring that their purchase and disposition of the depositary shares (and underlying Series D preferred stock) complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, between us and BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the underwriters, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective number of depositary shares set forth opposite their names below:

Underwriters	Number of Depositary Shares
BofA Securities, Inc.
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC
J.P. Morgan Securities, LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the depositary shares, if any are taken, other than the depositary shares covered by the option described below unless and until this option is exercised. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more depositary shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional                  depositary shares from us, solely to cover over-allotments, if any. They may exercise this option for 30 days. If any depositary shares are purchased pursuant to this option, the underwriters will severally purchase the depositary shares in approximately the same proportion as set forth in the table above.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

During the period beginning on the date of this prospectus supplement and continuing to and including the date that is 30 days from the date of this prospectus supplement, we have agreed not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the depositary shares or Series D preferred stock, including any securities that are convertible or exchangeable for, or that represent rights to receive, the depositary shares or Series D preferred stock or securities that are substantially similar to the depositary shares or Series D preferred stock, or file with, or submit to, the SEC a registration statement under the Securities Act relating to the depositary shares or Series D preferred stock or such similar securities, in each case, without the prior written consent of the representatives.

The following table shows the price to the public, underwriting discount that we are to pay to the underwriters in connection with this offering and the proceeds, before expenses, to Brighthouse. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase                  additional depositary shares.

	No Exercise(1)	Full Exercise(2)
Price to Public	$	$
Underwriting Discount	$	$
Proceeds, before expenses, to Brighthouse Financial, Inc.	$	$

(1)

Reflects                 depositary shares sold to retail investors, for which the underwriters will receive an underwriting discount of $                 per depositary share, and                 depositary shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $                 per depositary share.

(2)

Reflects                 depositary shares sold to retail investors, for which the underwriters will receive an underwriting discount of $                 per depositary share, and                 depositary shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $                 per depositary share.

Depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount of up to $                per depositary share (in the case of depositary shares sold to retail investors) and $                per depositary share (in the case of depositary shares sold to institutional investors) from the initial public offering price. Any such securities dealers may resell any depositary shares purchased from the underwriters to certain other brokers or dealers at a discount from the price to the public of up to $                per depositary shares from the price to the public. If all the depositary shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

We estimate that our total expenses relating to the offering, not including the underwriting discount, will be approximately $                . We have agreed to reimburse the underwriters for certain expenses in an amount not to exceed $15,000.

The depositary shares are a new issue of securities with no established trading market. We have applied to list the depositary shares on Nasdaq under the symbol “BHFAM”. If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued. We have been advised by some or all of the underwriters that they intend to make a market in the depositary shares, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the depositary shares or that an active public market for the depositary shares will develop.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the depositary shares while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates may own a portion of the Tender Notes, in which case such underwriters or their affiliates may receive a portion of the net proceeds from this offering. Certain of the underwriters, including BofA Securities, Inc. and Wells Fargo Securities, LLC, are acting as dealer managers for the Tender Offer and will receive customary fees in connection therewith. Certain of the underwriters, including BofA Securities, Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, are acting as underwriters for the Senior Notes Offering and will receive customary fees in connection therewith.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of the pricing of the depositary shares (“T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date of pricing or for the next four succeeding business days will be required, by virtue of the fact that the depositary shares initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Offering Restrictions

European Economic Area

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the depositary shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus in connection with offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the UK

The depositary shares are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of depositary shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus in connection with offers of the depositary shares. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the depositary shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the depositary shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the depositary shares with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Hong Kong

The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Winding Up and Miscellaneous Provisions) (Cap. 32) of the Laws of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the depositary shares have been or will be issued or have been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any depositary shares, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations or ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

It is a condition of the offer that where the depositary shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

a.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.

a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after the corporation or that trust has subscribed for or acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

i.

to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF SECURITIES

Debevoise & Plimpton LLP, New York, New York, will pass upon the validity of the depositary shares and underlying Series D preferred stock offered in this offering. The validity of the depositary shares and the underlying Series D preferred stock offered in this offering will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Brighthouse’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Brighthouse’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.brighthousefinancial.com. We post filings on our website as soon as practicable after they are electronically filed with, or furnished to, the SEC. All such postings and filings are available on the “Investor Relations” portion of our website free of charge. Information contained on or linked to any website referenced in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is not incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any website references are intended to be inactive textual references only unless expressly noted otherwise.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such documents. The statements in this prospectus supplement and the accompanying prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and they do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June  30, 2021 and September 30, 2021, filed with the SEC on May 10, 2021, August 6, 2021 and November 5, 2021, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2021; and

•	Our Current Reports on Form 8-K filed with the SEC on February 10, 2021 (Item 8.01 only), April 1, 2021, June 14, 2021, August 5, 2021 (Item 8.01 only), September 2, 2021 and November 1, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus supplement by reference; provided that information furnished and not filed by us under any item of any current report on Form 8-K, including related exhibits, is not incorporated by reference in this prospectus supplement.

Any statement incorporated by reference in this prospectus supplement from an earlier dated document that is inconsistent with a statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement by such statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement.

You can obtain any filing incorporated by reference into this prospectus supplement or the accompanying prospectus through us or from the SEC through the SEC’s Internet site. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277 (Telephone: (980) 365-7100).

PROSPECTUS

Brighthouse Financial, Inc.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BHF”. Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus and any accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Brighthouse, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Brighthouse since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CERTAIN IMPORTANT INFORMATION

We use the following terms in this prospectus:

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“Brighthouse,” “we,” “our” and “us” refer to Brighthouse Financial, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to Brighthouse Financial, Inc. as a corporate entity (for example, in the descriptions of the securities in this prospectus, such terms refer to Brighthouse Financial, Inc. and not to any of its subsidiaries);

•	“MetLife” refers to MetLife, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to MetLife, Inc. as a corporate entity; and

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“Separation” refers to the separation of MetLife’s former Brighthouse Financial segment from MetLife’s other businesses and the creation of a separate, publicly-traded company, Brighthouse, as well as the 2017 distribution by MetLife of approximately 80.8% of the then outstanding shares of Brighthouse common stock to holders of MetLife common stock as of the record date for the distribution. In June 2018, MetLife divested all its remaining shares of Brighthouse common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others:

•	differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models;

•	higher risk management costs and exposure to increased market risk due to guarantees within certain of our products;

•	the effectiveness of our variable annuity exposure risk management strategy and the impact of such strategy on volatility in our profitability measures and negative effects on our statutory capital;

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material differences from actual outcomes compared to the sensitivities calculated under certain scenarios and sensitivities that we may utilize in connection with our variable annuity risk management strategies;

•	the impact of interest rates on our future universal life with secondary guarantees policyholder obligations and net income volatility;

•	the impact of the COVID-19 pandemic;

•	the potential material adverse effect of changes in accounting standards, practices or policies applicable to us, including changes in the accounting for long-duration contracts;

•	loss of business and other negative impacts resulting from a downgrade or a potential downgrade in our financial strength or credit ratings;

•	the availability of reinsurance and the ability of the counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder;

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heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition;

•	our ability to market and distribute our products through distribution channels;

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any failure of third parties to provide services we need, any failure of the practices and procedures of such third parties and any inability to obtain information or assistance we need from third parties;

•	the ability of our subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders and repurchase our common stock;

•	the adverse impact on liabilities for policyholder claims as a result of extreme mortality events;

•	the impact of adverse capital and credit market conditions, including with respect to our ability to meet liquidity needs and access capital;

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the impact of economic conditions in the capital markets and the U.S. and global economy, as well as geo-political or catastrophic events, on our investment portfolio, including on realized and unrealized losses and impairments, net investment spread and net investment income;

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the impact of events that adversely affect issuers, guarantors or collateral relating to our investments or our derivatives counterparties, on impairments, valuation allowances, reserves, net investment income and changes in unrealized gain or loss positions;

•	the impact of changes in regulation and in supervisory and enforcement policies on our insurance business or other operations;

•	the potential material negative tax impact of potential future tax legislation that could make some of our products less attractive to consumers;

•	the effectiveness of our policies and procedures in managing risk;

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the loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively as a result of any failure in cyber- or other information security systems;

•	whether all or any portion of the tax consequences of the Separation are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us;

•	the uncertainty of the outcome of any disputes with MetLife over tax-related or other matters and agreements or disagreements regarding MetLife’s or our obligations under our other agreements; and

•	other factors described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein.

Except as required by applicable law, we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Brighthouse or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Brighthouse and its subsidiaries may be found elsewhere in this prospectus and any accompanying prospectus supplement, as well as Brighthouse’s other public filings, which are available without charge through the SEC website at www.sec.gov.

ABOUT BRIGHTHOUSE

We are one of the largest providers of annuity and life insurance products in the United States through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. Our in-force book of products consists of approximately 2.7 million insurance policies and annuity contracts at June 30, 2021, which are organized into three reporting segments:

(i)	Annuities, which includes variable, fixed, index-linked and income annuities;

(ii)	Life, which includes term, universal, whole and variable life policies; and

(iii)	Run-off, which consists of products that are no longer actively sold and are separately managed.

In addition, we report certain of our results of operations in Corporate & Other.

We transact business through our insurance subsidiaries, Brighthouse Life Insurance Company, Brighthouse Life Insurance Company of NY and New England Life Insurance Company (“NELICO”); however, NELICO does not currently write new business. At June 30, 2021, we had $253.9 billion of total assets with total stockholders’ equity of $16.1 billion, including accumulated other comprehensive income; $167.2 billion of annuity assets under management, which we define as our general account investments and our separate account assets; and approximately $527.1 billion of life insurance face amount in-force ($377.4 billion, net of reinsurance). Additionally, our insurance subsidiaries had combined statutory total adjusted capital of $9.4 billion, resulting in an estimated combined company action level risk-based capital ratio between 480% and 500% at June 30, 2021.

We believe we are a financially disciplined company with an emphasis on independent distribution and that our strategy of offering a targeted set of products to serve our customers and distribution partners will enhance our ability to invest in our business and distribute cash to our shareholders over time. We also believe that our product strategy of offering a more tailored set of new products and our decision to leverage third parties to deliver certain services important to our business, including administrative, operational, technology, financial, investment and actuarial services, is consistent with our focus on effectively managing our expenses.

Risk management of both our in-force book and our new business to enhance sustained, long-term shareholder value is fundamental to our strategy. In writing new business we prioritize products that provide a risk offset and diversification to our legacy variable annuity products. We assess the value of new products by taking into account the amount and timing of cash flows, the use and cost of capital required to support our financial strength ratings and the cost of risk mitigation. We remain focused on maintaining our strong capital base and excess liquidity at the holding company, and we have established a risk management approach that seeks to mitigate the effects of severe market disruptions and other economic events on our business.

We believe that general demographic trends in the U.S. population, the increase in under-insured individuals, the potential risk to governmental social safety net programs and the shifting of responsibility for retirement planning and financial security from employers and other institutions to individuals will create opportunities to generate significant demand for our products. We also believe that our independent distribution system enhances our ability to operate most effectively within the emerging requirements of new and proposed regulations establishing standards of conduct for the sale of insurance and annuity products.

Our principal executive office is located at 11225 North Community House Road, Charlotte, North Carolina 28277 and our telephone number is (980) 365-7100.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” below.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES

General

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.”

Unless the applicable prospectus supplement states otherwise, we will issue the senior debt securities in one or more series under the senior indenture, dated as of May 15, 2020, between Brighthouse Financial, Inc. and U.S. Bank National Association, as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and we will issue subordinated debt securities in one or more series under a subordinated indenture, which we refer to as the “subordinated indenture” (the senior indenture together with the subordinated indenture, the “indentures”), to be entered into between us and U.S. Bank National Association, as trustee.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit our ability to incur other debt.

The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

Ranking of the Debt Securities

The debt securities will be direct, unsecured obligations of Brighthouse. The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”

Brighthouse is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the debt securities. As a consequence, our ability to satisfy our obligations under the debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. Any dividends by Brighthouse Reinsurance Company of Delaware are subject to the approval of the Delaware Department of Insurance. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and New England Life Insurance Company to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our Board of Directors or an authorized committee thereof (the “Board”).

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which Brighthouse will sell the debt securities;

•	the maturity date or dates of the debt securities of the series;

•	the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined;

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with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

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if Brighthouse possesses the option to do so, the periods within which and the prices at which Brighthouse may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

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Brighthouse’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Brighthouse will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which Brighthouse must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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the currency, currencies or currency unit in which Brighthouse will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Brighthouse’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for Brighthouse’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;

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whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary or depositaries for global or certificated debt securities;

•	the forms of the debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and Description of Units.”

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of Brighthouse’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Special Payment Terms of the Debt Securities

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

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DTC notifies Brighthouse that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	Brighthouse determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by Brighthouse or to a nominee of such successor depositary.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Brighthouse under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Brighthouse may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Brighthouse and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. Brighthouse may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Brighthouse will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Brighthouse, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Brighthouse at its option and upon its request or (if then held by Brighthouse) will be discharged from such trust, and the holder of such debt security thereafter may look only to Brighthouse for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 15 days but not more than 60 days (or solely in the case of a tax redemption (as discussed below) not less than 30 days and not more than 60 days) before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, we will, subject to the exceptions and limitations set forth below, pay as additional interest on the debt securities such additional amounts as are necessary in order that the net payment by us or any paying agent of the principal of and interest on each of the debt securities after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which Brighthouse is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the debt securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to:

(a)	any Taxes which would not have been so imposed, withheld or deducted but for:

(1)

the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or

(2)

the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);

(b)

any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the debt security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such debt security on any date during such 10-day period;

(c)	any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;

(d)	any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such debt security;

(e)

any Taxes which are payable by a holder that is not the beneficial owner of the debt security or a portion of the debt security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(f)	any Taxes required to be withheld by any paying agent from any payment of principal or interest on any debt security, if such payment can be made without such withholding by any other paying agent;

(g)

any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(h)

any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor provisions that are substantively comparable), and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i)	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a debt security will not constitute a connection (1) between the holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in this prospectus, in the indentures or in the debt securities to principal or interest shall be deemed to refer also to additional amounts which may be payable under the provisions of this section.

Except as specifically provided in the debt securities, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Tax Redemption

If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under “—Additional Amounts” with respect to the debt securities of any series, then we may at any time at our option redeem, in whole, but not in part, such debt securities of such series outstanding on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on such debt securities to, but excluding, the date fixed for redemption.

Restrictive Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens

So long as any senior debt securities are outstanding, neither we nor any of our subsidiaries will, directly or indirectly, create, assume, incur, guarantee or permit to exist any debt that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Brighthouse Life Insurance Company;

•	any successor to substantially all of the business of Brighthouse Life Insurance Company that is also one of our subsidiaries; or

•	any entity (other than us) having direct or indirect control of Brighthouse Life Insurance Company or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Brighthouse Life Insurance Company;

•	any successor to substantially all of the business of Brighthouse Life Insurance Company, that is also one of our subsidiaries; or

•	any entity (other than us) having direct or indirect control of Brighthouse Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to one of our wholly owned subsidiaries; or

•	a sale or other disposition of all of such stock for at least fair value (as determined by our Board acting in good faith); or

•

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Reporting Covenant

Unless we have filed the financial statements referred to in (a) and (b) below with the SEC in accordance with the following paragraph, the indentures require us to post on our public website (and to make available to the trustee and holders of the debt securities, without cost to any holder, within 15 days after we post them on our public website):

(a)

within 90 days after the end of each fiscal year, our audited annual financial statements, together with the related report of our independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an Annual Report on Form 10-K filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

(b)

within 55 days after the end of each of the first three fiscal quarters of each fiscal year, our unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a Quarterly Report on Form 10-Q filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the indentures require us to file with the trustee and make available to holders of the debt securities (without exhibits), without cost to any holder, all documents we file with, or furnish to, the SEC under the Exchange Act, within 15 days after we file them with, or furnish them to, the SEC. Any such documents that are publicly available through the SEC’s EDGAR system (or any successor system) shall be deemed to have been filed with the trustee and made available to holders in accordance with our obligations under the indentures.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

our failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series; provided, however, that no event of default shall occur if the failure to make payment when due results solely from nonpayment by reason of mistake, oversight or transfer difficulties and does not continue beyond three business days;

•	our failure to observe or perform any other of our covenants or agreements with respect to such series for 90 days after we receive written notice of such failure;

•

certain defaults with respect to our indebtedness for money borrowed which result in a principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities issued pursuant to the applicable indenture or non-recourse debt), and such acceleration has not been rescinded or annulled or such indebtedness has not been discharged within 15 days after we receive written notice of such default; and

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against Brighthouse under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

Each of the indentures provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 calendar days, the trustee or the holder of any debt security may or, if directed by the holders of a majority in principal amount of any series of debt securities, the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Brighthouse is required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Modification and Waiver

Under the indentures, Brighthouse and the applicable trustee may supplement the indentures for certain purposes without the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, defect or inconsistency;

•	to add to Brighthouse’s covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon Brighthouse under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indentures;

•

to make any change that does not materially adversely affect the rights of any holder of debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of debt securities made solely to conform to the description of such series of debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of debt securities.

Brighthouse and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

•	reduce the rate or extend the time of payment of interest on the debt securities of any series;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Brighthouse to maintain an office or agency and for the purposes specified in the indentures;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive Brighthouse’s compliance with certain covenants contained in such indenture.

Limitations on Consolidation, Merger, Sale of Assets and Other Transactions

The indentures provide that so long as any debt securities are outstanding, (i) we may not merge with or into or consolidate with another entity, (ii) we may not sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than one of our direct or indirect wholly owned subsidiaries, (iii) no entity may merge with or into or consolidate with us or (iv) except for any of our direct or indirect wholly owned subsidiaries, no other entity may sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, in each case unless:

•

we are the surviving corporation; or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor”), if other than us, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the indenture;

•

immediately after giving effect to such transaction, no default or event of default or event that, after notice or lapse of time or both would become an event of default has occurred and is continuing; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture, if applicable, required in connection with the transaction and such merger, sale, assignment, transfer, lease or other disposition complies with the indenture.

The Successor will be our successor, and will succeed to, and be substituted for, and may exercise every right and power of, Brighthouse under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter we shall be relieved of all of our obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations to pay the principal of, premium, if any, and interest on the debt securities.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Brighthouse may discharge or defease its obligations under each indenture as set forth below.

Brighthouse may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, Brighthouse may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Brighthouse must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, Brighthouse shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Brighthouse may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Subordinated Indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Brighthouse for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Brighthouse;

•

all obligations of Brighthouse as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Brighthouse is a party;

•

all obligations of Brighthouse issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Brighthouse and all obligations of Brighthouse under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Brighthouse for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Brighthouse in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Brighthouse is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Brighthouse (whether or not such obligation is assumed by Brighthouse).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Brighthouse in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Brighthouse defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Brighthouse has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Brighthouse will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Brighthouse will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Brighthouse for the benefit of creditors;

•	any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors;

•	other similar proceedings.

In such event, any payment by Brighthouse or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Neither of the indentures limits the issuance of additional senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, makes loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

We may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in one or more series under the junior subordinated indenture, dated as of September 12, 2018, between us and U.S. Bank National Association, as trustee (as amended and supplemented through the date hereof, the “junior subordinated indenture”).

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit our ability to incur other debt.

The junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of Brighthouse and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”

Brighthouse is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the junior subordinated debt securities. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the junior subordinated debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the junior subordinated debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the junior subordinated debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. In connection with our affiliated reinsurance company restructuring, the Delaware Department of Insurance approved the payment of a dividend from Brighthouse Reinsurance Company of Delaware to its parent, Brighthouse Life Insurance Company, which we completed in May 2017. Any dividends by Brighthouse Reinsurance Company of Delaware are subject to the approval of the Delaware Department of Insurance. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and New England Life Insurance Company to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our Board.

The prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

•	the title of the junior subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the price or prices at which Brighthouse will sell the junior subordinated debt securities;

•	the maturity date or dates of the junior subordinated debt securities of the series;

•	the rate or rates of interest at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•

whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

•

if Brighthouse possesses the option to do so, the periods within which and the prices at which Brighthouse may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

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Brighthouse’s obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which Brighthouse will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the junior subordinated debt securities will be issued if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which Brighthouse must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

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the currency, currencies or currency unit in which Brighthouse will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Brighthouse’s covenants with respect to the applicable series of junior subordinated debt securities;

•	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

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the terms, if any, upon which the holders may or are required to convert or exchange such junior subordinated debt securities into or for Brighthouse’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;

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whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

•	the depositary or depositaries for global or certificated junior subordinated debt securities;

•	the forms of the junior subordinated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

•	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

•	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, we may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of Brighthouse’s common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies Brighthouse that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	Brighthouse determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by Brighthouse or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Brighthouse under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as Brighthouse may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Brighthouse and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. Brighthouse may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Brighthouse will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Brighthouse, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Brighthouse at its option and upon its request or (if then held by Brighthouse) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to Brighthouse for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the junior subordinated indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, we will, subject to the exceptions and limitations set forth below, pay as additional interest on the junior subordinated debt securities such additional amounts as are necessary in order that the net payment by us or any paying agent of the principal of and interest on each of the junior subordinated debt securities after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which Brighthouse is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the junior subordinated debt securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to:

(a)	any Taxes which would not have been so imposed, withheld or deducted but for:

(1)

the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or

(2)

the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);

(b)

any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such junior subordinated debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the junior subordinated debt security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such junior subordinated debt security on any date during such 10-day period;

(c)	any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;

(d)	any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such junior subordinated debt security;

(e)

any Taxes which are payable by a holder that is not the beneficial owner of the junior subordinated debt security or a portion of the junior subordinated debt security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(f)

any Taxes required to be withheld by any paying agent from any payment of principal or interest on any junior subordinated debt security, if such payment can be made without such withholding by any other paying agent;

(g)

any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(h)

any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor provisions that are substantively comparable), FATCA, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i)	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a junior subordinated debt security will not constitute a connection (1) between the holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in this prospectus, in the junior subordinated indenture or in the junior subordinated debt securities to principal or interest shall be deemed to refer also to additional amounts which may be payable under the provisions of this section.

Except as specifically provided in the junior subordinated debt securities, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Tax Redemption

If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under “—Additional Amounts” with respect to the junior subordinated debt securities of any series, then we may at any time at our option redeem, in whole, but not in part, such junior subordinated debt securities of such series outstanding on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (including any additional interest) on such junior subordinated debt securities to, but excluding, the date fixed for redemption.

Reporting Covenant

Unless we have filed the financial statements referred to in (a) and (b) below with the SEC in accordance with the following paragraph, the junior subordinated indenture requires us to post on our public website (and to make available to the trustee and holders of the junior subordinated debt securities, without cost to any holder, within 15 days after we post them on our public website):

(a)

within 90 days after the end of each fiscal year, our audited annual financial statements, together with the related report of our independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an Annual Report on Form 10-K filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

(b)

within 55 days after the end of each of the first three fiscal quarters of each fiscal year, our unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a Quarterly Report on Form 10-Q filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the junior subordinated indenture requires us to file with the trustee and make available to holders of the junior subordinated debt securities (without exhibits), without cost to any holder, all documents we file with, or furnish to, the SEC under the Exchange Act, within 15 days after we file them with, or furnish them to, the SEC. Any such documents that are publicly available through the SEC’s EDGAR system (or any successor system) shall be deemed to have been filed with the trustee and made available to holders in accordance with our obligations under the junior subordinated indenture.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse; and

•	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest (including any additional interest) on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any junior subordinated debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against Brighthouse under the junior subordinated indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The junior subordinated indenture provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of junior subordinated debt securities, including any additional interest, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the trustee or the holder of any junior subordinated debt security may or, if directed by the holders of a majority in principal amount of any series of junior subordinated debt securities, the trustee shall, subject to the provisions of the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Brighthouse is required to furnish annually to the trustee statements as to Brighthouse’s compliance with all conditions and covenants under the junior subordinated indenture.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, Brighthouse and the trustee may supplement the junior subordinated indenture for certain purposes without the consent of the holders of junior subordinated debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, defect or inconsistency;

•

to add to Brighthouse’s covenants for the benefit of the holders of junior subordinated debt securities of any series or to surrender any right or power conferred upon Brighthouse under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of junior subordinated debt securities, as set forth in the indentures;

•

to make any change that does not materially adversely affect the rights of any holder of junior subordinated debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of junior subordinated debt securities made solely to conform to the description of such series of junior subordinated debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of junior subordinated debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of junior subordinated debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the junior subordinated debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of junior subordinated debt securities, or to add to the rights of the holders of any series of junior subordinated debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of junior subordinated debt securities.

Brighthouse and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification which would:

•

except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Brighthouse to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

•	change the currency in which any junior subordinated debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

•

reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Limitations on Consolidation, Merger, Sale of Assets and Other Transactions

The junior subordinated indenture provides that so long as any junior subordinated debt securities are outstanding, (i) we may not merge with or into or consolidate with another entity, (ii) we may not sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than one of our direct or indirect wholly owned subsidiaries, (iii) no entity may merge with or into or consolidate with us or (iv) except for any of our direct or indirect wholly owned subsidiaries, no other entity may sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, in each case unless:

•

we are the surviving corporation; or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the indenture;

•

immediately after giving effect to such transaction, no default or event of default or event that, after notice or lapse of time or both would become an event of default has occurred and is continuing; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture, if applicable, required in connection with the transaction and such merger, sale, assignment, transfer, lease or other disposition complies with the junior subordinated indenture.

The Successor will be our successor, and will succeed to, and be substituted for, and may exercise every right and power of, Brighthouse under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter we shall be relieved of all of our obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations to pay the principal of, premium, if any, and interest on the debt securities.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Brighthouse may discharge or defease its obligations under the junior subordinated indenture as set forth below.

Brighthouse may discharge certain obligations to holders of any series of junior subordinated debt securities issued under the junior subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of junior subordinated debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such junior subordinated debt securities.

The junior subordinated indenture will not be discharged as described above if Brighthouse has defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined in the junior subordinated indenture, and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

If indicated in the applicable prospectus supplement, Brighthouse may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Brighthouse must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, Brighthouse shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Brighthouse may exercise its defeasance option with respect to such junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Brighthouse for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Brighthouse (other than junior subordinated debt securities);

•

all obligations of Brighthouse as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Brighthouse is a party;

•

all obligations of Brighthouse issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Brighthouse and all obligations of Brighthouse under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Brighthouse for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Brighthouse in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Brighthouse is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Brighthouse (whether or not such obligation is assumed by Brighthouse).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Brighthouse in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Brighthouse defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Brighthouse has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Brighthouse will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest (including any additional interest) on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Brighthouse will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Brighthouse for the benefit of creditors;

•	any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

In such event, any payment by Brighthouse or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

We filed our certificate of incorporation with the Secretary of State of the State of Delaware on August 1, 2016, and our Board adopted our bylaws on August 1, 2016. We filed our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware effective as of August 4, 2017 and the Board adopted our amended and restated bylaws effective as of August 4, 2017. Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and relevant sections of the Delaware General Corporation Law (“DGCL”) are summarized below. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws are only summaries of such provisions and instruments and in each case are qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock consists of 1,100,000,000 shares, which is divided into two classes, consisting of 1,000,000,000 shares of our common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. As of August 31, 2021, we had 82,150,075 outstanding shares of our common stock and the following shares of preferred stock outstanding: (i) 17,000 shares of our 6.600% Non-Cumulative Preferred Stock, Series A, with a stated amount of $25,000 per share (the “Series A Preferred Stock”); (ii) 16,100 shares of our 6.750% Non-Cumulative Preferred Stock, Series B, with a stated amount of $25,000 per share (the “Series B Preferred Stock”); and (iii) 23,000 shares of our 5.375% Non-Cumulative Preferred Stock, Series C, with a stated amount of $25,000 per share (the “Series C Preferred Stock” and, together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”).

Common Stock

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available therefor when, as and if declared by our Board at its discretion. The certificates of designation for the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock each prohibit the declaration or payment of dividends or other distributions on common stock if dividends are not paid on the Preferred Stock. In addition, the indenture that governs our 6.250% Junior Subordinated Debentures due 2058 prohibits the declaration or payment of dividends or distributions on common stock under certain circumstances if interest is not paid in full on such securities due to an extension period, subject to certain exceptions.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any outstanding series of preferred stock as provided in any preferred stock certificate of designation approved by our Board, the holders of our common stock possess all voting power. Except as required by applicable law or the rules and regulations of any stock exchange applicable to Brighthouse and except with respect to the election of directors, the amendment of certain provisions of our amended and restated certificate of incorporation and the amendment of our amended and restated bylaws, all matters to be voted on by stockholders at a meeting at which a quorum is present must be approved by the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon. The election of directors at a meeting at which a quorum is present is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes received, even if less than a majority, will be elected. The amended and restated bylaws provide that in an uncontested election any director who receives a greater number of votes “withheld” than votes cast in favor of his or her election shall tender his or her resignation from the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee

would then recommend to the Board whether to accept or reject such resignation and the Board would publicly disclose its decision in regard to such resignation.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in the assets available for distribution to stockholders after the payment of all of our debt and other liabilities, subject to the rights, if any, of the holders of any then outstanding series of our preferred stock.

Other Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix, among other items, the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including without limitation dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. In addition, the indenture that governs our 6.250% Junior Subordinated Debentures due 2058 prohibits the declaration or payment of dividends or distributions on preferred stock under certain circumstances if interest is not paid in full on such securities due to an extension period, subject to certain exceptions.

As of August 31, 2021, we had the following shares of preferred stock outstanding: (i) 17,000 shares of our Series A Preferred Stock; (ii) 16,100 shares of our Series B Preferred Stock; and (iii) 23,000 shares of our Series C Preferred Stock. Because the Board has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Certain Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Applicable Law

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, as well as certain provisions of Delaware law and insurance regulations applicable to our business, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Removal. Our amended and restated certificate of incorporation provides that stockholders may remove our directors with or without cause by the holders of at least two-thirds of the outstanding stock entitled to vote generally in the election of directors.

Size of Board and Vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be fixed exclusively by the Board; provided, however, that in no event shall such number of directors be less than three (3) nor more than fifteen (15). Any newly created directorships created on our Board resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy on our Board shall hold office for the remainder of the term that such director has been appointed to and until his or her successor has been elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation prohibits our stockholders from acting by written consent. Stockholder action may only take place at a duly called annual or special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

No Cumulative Voting. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock. The authority that our Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult. Our Board can issue preferred stock with voting rights or conversion rights that, if exercised, could dilute the voting power of the holders of common stock.

Amendments to Bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that in addition to any other vote of the holders of any particular class or series of our capital stock that may be required, our amended and restated bylaws may only be amended by our Board or by the affirmative vote of holders of at least two-thirds in voting power of the issued and outstanding voting stock entitled to vote thereon, voting together as a single class.

Amendments to Charter. Our amended and restated certificate of incorporation provides that in addition to any other vote of the holders of any particular class or series of our capital stock that may be required, certain charter provisions may only be amended by the affirmative vote of holders of at least two-thirds in voting power of the issued and outstanding voting stock entitled to vote thereon, voting together as a single class.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless one of the following conditions is satisfied:

•	before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

•

at or after the time the stockholder became interested, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Insurance Regulations

The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if the Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our current or former directors, officers or stockholders, (iii) action asserting a claim arising out of or pursuant to the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.

Limitation of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and our amended and restated certificate of incorporation will include such an exculpation provision. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL as it now reads, such limitation of liability is not permitted:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that require us to indemnify and advance expenses, to the fullest extent allowable under the DGCL as it now exists or may hereafter be amended, to our directors or officers for actions taken as a director or officer of us, or for serving at our request as a director or officer at another corporation or enterprise, as the case may be.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer of Brighthouse or is or was serving at our request as a director or officer of another corporation or enterprise, as the case may be, to the fullest extent authorized by the DGCL as it now exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with such service. The right to indemnification in our amended and restated bylaws includes the right to be paid by Brighthouse the expenses incurred in defending any proceeding for which indemnification may be sought in advance of the final disposition of such proceeding, subject to certain limitations. We carry directors’ and officers’ insurance protecting us, any director, officer, employee or agent of ours or who was serving at our request as a director, officer, employee or agent of another corporation or enterprise, as the case may be, against any expense, liability or loss, whether or not we would have the power to indemnify the person under the DGCL.

The limitation of liability and indemnification and advancement provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Brighthouse pursuant to the foregoing provisions, Brighthouse has been informed that in the SEC’s opinion such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on Nasdaq under the symbol “BHF”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 480 Washington Boulevard, Jersey City, NJ 07310.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities, common stock or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of common stock or of a particular series of preferred stock, as the case may be.

We will deposit the debt securities, junior subordinated debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a debt security, junior subordinated debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities, common stock or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed, or

•

there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities described in this prospectus as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities or junior subordinated debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the designation and terms of the debt securities or junior subordinated debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities or junior subordinated debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	the currency, currencies or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities or junior subordinated debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•

the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities or junior subordinated debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•	the securities, which may include preferred stock, common stock or other securities, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which we will issue the warrants, the number of securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, Brighthouse may issue purchase contracts obligating holders to purchase from Brighthouse, and Brighthouse to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Brighthouse to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

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The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

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The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause Brighthouse’s obligations and the obligations of the holder under the purchase contract to terminate.

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The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Brighthouse will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

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Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

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The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

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The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Brighthouse or be distributed to the holder.

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The amount of the contract fee, if any, that may be payable by Brighthouse to the holder or by the holder to Brighthouse, the date or dates on which the contract fee will be payable and the extent to which Brighthouse or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Brighthouse may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

VALIDITY OF SECURITIES

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Brighthouse’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Brighthouse’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.brighthousefinancial.com. We post filings on our website as soon as practicable after they are electronically filed with, or furnished to, the SEC. All such postings and filings are available on the “Investor Relations” portion of our website free of charge. Information contained on or connected to any website referenced in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is not incorporated by reference in this in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any website references are intended to be inactive textual references only unless expressly noted.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such documents. The statements in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021;

•	Our Quarterly Reports on Form 10-Q for each of the interim periods ended March 31, 2021 and June 30, 2021, filed with the SEC on May 10, 2021 and August 6, 2021, respectively;

•	Our Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2021;

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The description of capital stock contained in Amendment No. 5 to the Registration Statement on Form 10, filed with the SEC on June 30, 2017, as supplemented by the section entitled “Description of Capital Stock” in this prospectus; and

•	Our Current Reports on Form 8-K filed with the SEC on February 10, 2021 (Item 8.01 only), April 1, 2021, June 14, 2021, August 5, 2021 (Item 8.01 only) and September 2, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided that information furnished and not filed by us under any item of any current report on Form 8-K, including related exhibits, is not incorporated by reference in this prospectus.

You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277 (Telephone: (980) 365-7100).

Depositary Shares

Each representing a 1/1,000th Interest in a Share of

% Non-Cumulative Preferred Stock, Series D

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities	J.P. Morgan

The date of this prospectus supplement is                 , 2021